Execution Version

SIXTH SUPPLEMENTAL INDENTURE

This SIXTH SUPPLEMENTAL INDENTURE, dated as of October 25, 2024 (this “Sixth Supplemental Indenture”), is entered into by and among SOUTHERN OHIO PORT AUTHORITY, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”), PURECYCLE: OHIO LLC, a limited liability company organized and existing under the laws of the State of Ohio (the “Company”), PURECYCLE TECHNOLOGIES LLC, a Delaware limited liability company (the “Guarantor”), PCTO HOLDCO LLC, a Delaware limited liability company (the “Pledgor”; and together with the Company and the Guarantor, the “Company Parties”), and UMB BANK, N.A., a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States and having a corporate trust office in Minneapolis, Minnesota, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

WITNESSETH:

WHEREAS, the Issuer and the Trustee are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its $219,550,000 Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” or the “Senior Bonds”), its $20,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and, together with the Series 2020A Bonds, the “Tax-Exempt Bonds”), and its $10,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and, together with the Series 2020B Bonds, the “Subordinate Bonds” and, the Series 2020C Bonds collectively with the Series 2020A Bonds and Series 2020B Bonds, the “Bonds”);

WHEREAS, the Issuer and the Company are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to, among other things, assist the Company in financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;

WHEREAS, the Guarantor is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor has provided a guaranty with respect to the Obligations (as defined in the Guaranty) of the Company on the terms set forth therein, in favor of the Trustee;

WHEREAS, the Pledgor is party to that certain Equity Pledge and Security Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Pledge and Security Agreement”), pursuant to which the Pledgor has secured the Company’s obligations under the Financing Documents and Bond Documents by, among other things, pledging the Pledged Interests (as defined in the Equity Pledge and Security Agreement) to the Trustee on the terms set forth therein;

WHEREAS, pursuant to the terms of that certain Purchase Agreement and Consent, dated as of March 5, 2024, by and among the Company, the Guarantor, and each of the other signatories thereto, the Guarantor purchased (i) all of the Outstanding Subordinate Bonds, and (ii) $216,750,000 in aggregate principal amount of the Outstanding Senior Bonds, with the effect that the Guarantor became the Holder of a majority in aggregate principal amount of the Senior Bonds Outstanding and, therefore, comprised the Majority Holders as then defined in the Indenture;

WHEREAS, pursuant to that certain Amended and Restated Bond Purchase Agreement, dated as of May 7, 2024 (the “Amended and Restated Bond Purchase Agreement”), by and between the Guarantor and Pure Plastic LLC, a Delaware limited liability company (“Pure Plastic”), and that certain First Amendment to Amended and Restated Bond Purchase Agreement dated as of May 28, 2024 (the “First Amendment” and together with the Amended and Restated Bond Purchase Agreement, the “Pure Plastic Bond Purchase Agreement”), Pure Plastic purchased Bonds (the “Pure Plastic Purchased Bonds”) in the aggregate principal amount of $94,310,000 from the Guarantor, of which Pure Plastic Purchased Bonds, $64,310,000 in aggregate principal amount comprised Senior Bonds and $30,000,000 in aggregate principal amount comprised Subordinate Bonds;

WHEREAS, after the sale of the Pure Plastic Purchased Bonds to Pure Plastic, the Guarantor was the Holder of $152,440,000 in aggregate principal amount of Senior Bonds Outstanding, representing 69.43% of the Senior Bonds Outstanding, and therefore, the Guarantor remained Majority Holders;

WHEREAS, the Company requested that the Trustee, at the direction of the Majority Holders, amend certain provisions of the Indenture as described in the Fifth Supplemental Indenture, dated as of June 14, 2024, by and among the Issuer, the Trustee and the Company Parties (as amended, restated, supplemented or otherwise modified from time to time, the “Fifth Supplemental Indenture”), which Fifth Supplemental Indenture was duly executed and delivered by the parties thereto; and

WHEREAS, pursuant to the Fifth Supplemental Indenture, among other things, the definition of “Majority Holders” was amended to read as follows:

“Majority Holders” means (i) so long as any Senior Bonds are Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of the Senior Bonds then Outstanding, and (ii) if no Senior Bonds are then Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of Bonds then Outstanding; and

WHEREAS, after execution of the Fifth Supplemental Indenture, the Guarantor alone no longer constituted Majority Holders; and

WHEREAS, on June 1, 2024, certain Bonds were subject to mandatory sinking fund redemption, including the following Outstanding Senior Bonds: Series 2020A Bonds due December 1, 2025, in the amount of $2,950,000, with the result that Series 2020A Bonds due

December 1, 2025 were thereafter Outstanding in the aggregate principal amount of $9,420,000, and the Senior Bonds were then Outstanding in the aggregate principal amount of $216,600,000, of which $149,490,000 were then held by the Guarantor; and

WHEREAS, the Guarantor entered into Bond Purchase Agreements, dated as of August 6, 2024 (collectively, the “August 2024 Bond Purchase Agreement”), with purchasers who were signatories thereto (the “August 2024 Purchasers”), pursuant to which the Guarantor sold Series 2020A Bonds maturing December 1, 2042 (the “Series 2020A (A3) Bonds”) in the aggregate principal amount of $22,500,000 to the August 2024 Purchasers; and

WHEREAS, after the sale of the Series 2020(A3) Bonds to the August 2024 Purchasers, Guarantor held and continues to hold Senior Bonds in the aggregate principal amount of $126,990,000; and

WHEREAS, the Company has requested that the Trustee, at the direction of the Majority Holders, consent to amend certain provisions of the Indenture and other Financing Documents as described herein; and

WHEREAS, pursuant to such request, the Majority Holders have agreed to amend certain provisions of the Indenture and other Financing Documents, subject to the terms and conditions set forth herein, and has directed the Trustee to execute this Sixth Supplemental Indenture pursuant to that certain Direction and Indemnity, dated as of October 25, 2024 (the “Sixth Supplement Direction and Indemnity”); and

WHEREAS, at the request of the Company, by passage on October 17, 2024 of a Resolution by its Board of Directors (the “Sixth Supplement Amending Resolution”), the Issuer has approved the substantial form of the Sixth Supplemental Indenture and authorized its execution and delivery.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Amendments to the Indenture. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 5 hereof:
(a)
Section 1.01 of the Indenture is hereby amended by adding the following defined terms in appropriate alphabetical order:

““Shared Services Agreement” means that certain Shared Services Agreement, effective July 1, 2023, by and among PureCycle Technologies, Inc., a Delaware corporation, PCT Managed Services LLC, a Delaware limited liability company, and the Company.”

“Sixth Supplemental Indenture” means the Sixth Supplemental Indenture, dated as of October 25, 2024, by and among the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, as amended, restated, supplemented or otherwise modified from time to time.””

(b)
The definitions of “Outside Completion Date”, “Overall Coverage Requirement”, and “Senior Parity Coverage Requirement” set forth in Section 1.01 of the Indenture are hereby deleted in their entirety and replaced by the following definitions in appropriate alphabetical order:

““Outside Completion Date” means December 31, 2026.”

“Overall Coverage Requirement” means a ratio of at least 105% of (a) Net Income Available for Debt Service to (b) all obligations of the Company which are charges, liens, Indebtedness or encumbrances upon or payable from Gross Revenue, including but not limited to Senior Bonds, Parity Indebtedness and Subordinate Bonds, calculated at the end of each Fiscal Year, based upon the Audited Annual Financial Statements of the Guarantor.”

“Senior Parity Coverage Requirement” means a Senior Debt Service Coverage Ratio equal to at least 125% for such Fiscal Year, calculated at the end of each Fiscal Year, based upon the Audited Annual Financial Statements of the Guarantor.””

(c)
Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, Section 8.01(c) of the Indenture is hereby amended and restated in its entirety as follows:

“failure to comply with the provisions of Section 4.18 hereof; or”

Section 2.
Amendments to the Loan Agreement. Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, and subject to the satisfaction or waiver of the conditions precedent set forth in Section 5 hereof:

(a) The first paragraph of Section 2.4(a), and Section 2.4(a)(i) and Section 2.4(a)(ii) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(a) The Company makes the following financial covenants (the “Financial Covenants”) for as long as any Bonds are outstanding: (i) a Debt Service Coverage Ratio covenant; and (ii) a Days Cash on Hand covenant. In addition, the Company will not make any distributions to its members prior to the first day of the Fiscal Year of the Company beginning January 1, 2027. Thereafter, the Company will only make distributions to its members one time per year after the delivery of Audited Financial Statements of the Guarantor, which may be consolidated with the Audited Financial Statements of PureCycle Technologies, Inc., its parent, and only so long as the provisions of Section 2.4(b)(viii) hereof are satisfied.

(i)
Debt Service Coverage Ratio Covenant.
(A)
For each Fiscal Year, commencing with the Fiscal Year ended December 31, 2026, the Company will produce sufficient annual Gross Revenues in order to (I) provide a Senior Debt Service Coverage Ratio equal to the Senior Parity Coverage Requirement; and (II) meet the Overall Coverage Requirement, each calculated at the end of each Fiscal Year, based upon the audited financial statements of the Guarantor.

(B)
If for any Fiscal Year, the Company’s Senior Parity Coverage Requirement falls below 125% or the Overall Coverage Requirement falls below 105%, the Company covenants to retain promptly an Independent Consultant to make recommendations to increase Net Income Available for Debt Service in the following Fiscal Year to the level required or, if in the opinion of the Independent Consultant the attainment of such level is impracticable, to the highest level attainable for such Fiscal Year and the number of Fiscal Years required to return the Company to compliance with the Senior Parity Coverage Requirement and the Overall Coverage Requirement. The Company will provide notice of the proposed retention of an Independent Consultant within three (3) Business Days of such retention to the Trustee (with a direction to the Trustee to notify Bondholders), which notice shall specify the identity of the Independent Consultant proposed to be retained by the Company, and as soon as practicable thereafter the Trustee, at the expense of the Company, shall notify all Holders of Bonds by means of a posting to EMMA of the identity of such Independent Consultant. If within 30 calendar days of providing such notice, the Majority Holders notify the Trustee in writing that they object to the retention of such Independent Consultant, such Independent Consultant shall not be retained by the Company and the Company will provide notice of the proposed retention of a different Independent Consultant in the same manner. If such objection has not been received by the Trustee within 30 calendar days of providing such notice, the retention of such Independent Consultant shall be deemed to have been approved by the Majority Holders. The process will continue until the Company has proposed retention of an Independent Consultant that is not objected to by the Majority Holders.
(C)
“Independent Consultant,” as used in this Loan Agreement, means any independent professional consulting, accounting, engineering, financial advisory firm or commercial banking firm or individual selected by the Company in accordance with this Section 2.4(a)(i) having the skill and experience necessary to render the particular report required and having a favorable reputation for such skill and experience, and which firm is licensed by, or permitted to practice in, the State, and which firm or individual does not control the Company, is not employed by the Company, except to perform the services required by this Loan Agreement, and is not controlled by or under common control with the Company. The Trustee shall have no responsibility to review such report or monitor compliance by the Company with any such recommendations.
(D)
The Company agrees to transmit a copy of the report of the Independent Consultant to the Trustee within five (5) calendar days of the receipt of such recommendations. The Company will, promptly upon its receipt of such recommendations, take such action as will be in substantial conformity with such recommendations.
(E)
If the Company retains and the Independent Consultant confirms that the Company has substantially complied with the recommendations of the Independent Consultant, an Event of Default shall not be deemed to have occurred; provided, however, that, notwithstanding any provision in this Loan Agreement to the contrary, an Event of Default will exist if the Senior Parity Coverage Requirement ratio is less than 115% for any Fiscal Year or if the Overall Coverage Requirement ratio is less than 100% for any Fiscal Year commencing with the Fiscal Year ending December 31, 2027.

(ii)
Days Cash on Hand Covenant.
(A)
The Company will manage its business such that Days Cash on Hand, commencing with the period ending December 31, 2026, will not be less than 60 Days Cash on Hand for such Fiscal Year (the “Days Cash on Hand Requirement”). The Days Cash on Hand will be tested commencing December 31, 2026, and annually each December 31 thereafter based on such Fiscal Year.
(B)
The determination of operating expenses will be made utilizing the last Audited Financial Statements of the Guarantor.
(C)
If, at the end of any Fiscal Year, Days Cash on Hand is less than the Days Cash on Hand Requirement, the Company covenants to retain promptly an Independent Consultant to make recommendations to increase Days Cash on Hand in the following Fiscal Year to the Days Cash on Hand Requirement for such Fiscal Year or, if in the opinion of the Independent Consultant the attainment of such level is impracticable, to the highest level attainable for such Fiscal Year and the number of Fiscal Years required to return to the Days Cash on Hand Requirement.
(D)
The Company will provide notice of the proposed retention of an Independent Consultant within three (3) Business Days of such retention to the Trustee (with a direction to the Trustee to notify the Bondholders), which notice shall specify the identity of the Independent Consultant proposed to be retained by the Company, and as soon as practicable thereafter the Trustee, at the expense of the Company, shall notify all Holders of Bonds by means of a posting to EMMA of the identity of such Independent Consultant. If within 30 calendar days of providing such notice, the Majority Holders notify the Trustee in writing that they object to the retention of such Independent Consultant, such Independent Consultant shall not be retained by the Company and the Company will provide notice of the proposed retention of a different Independent Consultant in the same manner. If such objection has not been received by the Trustee within 30 calendar days of providing such notice, the retention of such Independent Consultant shall be deemed to have been approved by the Majority Holders. The process will continue until the Company has proposed retention of an Independent Consultant that is not objected to by the Majority Holders.
(E)
The Company agrees to transmit a copy of the report of the Independent Consultant to the Trustee within five (5) calendar days of the receipt of such recommendations. The Company shall, promptly upon its receipt of such recommendations, take such action as shall be in substantial conformity with such recommendations. The Trustee shall have no responsibility to review or monitor compliance with any such recommendations.
(F)
If the Company retains an the Independent Consultant who confirms that the Company has substantially complied with the recommendations of the Independent Consultant, an Event of Default shall not have occurred; provided, however, that, notwithstanding any provision in this Loan Agreement to the contrary, an Event of Default will exist and be continuing if the Company’s Days Cash on Hand is less than 30 Days Cash on Hand.”

(b) Subsections II, III, and IV of Section 2.4(b)(i)(A) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(II) a certificate of an Authorized Representative of the Company demonstrating that, during the Company’s last audited Fiscal Year, the Company’s Senior Debt Service Coverage Ratio was at least equal to the Senior Parity Coverage Requirement for all Senior Parity Indebtedness plus the Parity Indebtedness proposed to be issued; provided, however, that if the Company incurs additional Indebtedness prior to the completion of a full Fiscal Year, the Company shall not be required to deliver such certificate;

(III) a certificate of an Independent Consultant that the Company’s Senior Debt Service Coverage Ratio for each of the next five (5) Fiscal Years following the earlier of (1) the end of the period during which interest on the Parity Indebtedness proposed to be incurred is to be capitalized or, if no interest is capitalized, the Fiscal Year in which the Parity Indebtedness proposed to be incurred is incurred, or (2) the date on which substantially all projects financed with the Parity Indebtedness proposed to be incurred and all projects financed with existing Parity Indebtedness are expected to commence operations, will be at least equal to the Senior Parity Coverage Requirement for such five (5) Fiscal Year period; provided, that for the purpose of providing this Consultant’s Report, the Independent Consultant may adjust the foregoing estimated Senior Debt Service Coverage Ratio to reflect an allowance for Net Income Available for Debt Service that is estimated to be derived from any contractual increase in the rates, fees and charges under contracts then in effect and being charged or from any increase in the rates, fees and charges that the Company is legally entitled to; provided, further, that the Independent Consultant in making such certificate shall take into consideration the remaining term(s) on the then existing Feedstock Supply Contracts and Offtake Contracts and other matters applicable to such five (5) Fiscal Year projection that in the Independent Consultant’s professional judgment should be considered;

(IV) a certificate by an Authorized Representative of the Construction Monitor that the additional Senior Parity Indebtedness will only be used to pay for Capital Additions and that the Capital Additions to be acquired and constructed with the proceeds of such parity obligation is technically feasible, all legal entitlements, permits and approvals necessary and appropriate for such Capital Additions that are then capable of issuance or acquisition have been obtained and are in full force and effect, and the estimated cost of the acquisition and construction thereof is reasonable, and (after giving effect to the completion of all uncompleted Capital Additions) the rates, fees and charges estimated to be fixed and prescribed for the operation of such Capital Additions for each Fiscal Year from the Fiscal Year in which such additional Senior Parity Indebtedness is incurred to and including the first complete Fiscal Year after the latest commencement date of operation of any uncompleted Capital Additions are economically feasible and reasonably considered necessary based on projected operations for such period, and stating that, to the best of such officer’s knowledge, the assumptions contained in the forecast/projection of the Independent Consultant are reasonable;”

(c) Subsections II and III of Section 2.4(b)(ii)(A) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(II) a certificate of an Independent Consultant demonstrating that, during the Company’s last audited Fiscal Year, the Company’s Overall Debt Service Coverage Ratio was at least equal to the Senior Parity Coverage Requirement for all Senior Parity Indebtedness plus the Parity Indebtedness proposed to be issued; provided, however, that if the Company incurs additional Indebtedness prior to the completion of a full Fiscal Year, the Company shall not be required to deliver such certificate;

(III) a certificate by an Authorized Representative of the Company that the additional Indebtedness will only be used to pay Capital Additions and that Capital Additions to be acquired and constructed with the proceeds of such Subordinate Parity Indebtedness is technically feasible and the estimated cost of the acquisition and construction thereof is reasonable, and (after giving effect to the completion of all uncompleted Capital Additions) the rates, fees and charges estimated to be fixed and prescribed for the operation of the Capital Additions for each Fiscal Year from the Fiscal Year in which such additional Subordinate Parity Indebtedness is incurred to and including the first complete Fiscal Year after the latest commencement date of operation of any uncompleted Capital Additions are economically feasible and reasonably considered necessary based on projected operations for such period, and stating that, to the best of such officer’s knowledge, the assumptions contained in the forecast/projection of the Independent Consultant are reasonable;”

(b)
Section 2.4(b)(vi)(C)(II) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(II) Year-End Financials. Within ninety (90) days after the close of each Fiscal Year commencing with the Fiscal Year ending December 31, 2024, (1) the balance sheet of the Guarantor as of the end of such Fiscal Year and the related statements of income, cash flows and changes in financial position for such Fiscal Year, setting forth comparative figures for the preceding Fiscal Year, (2) the Days Cash on Hand and Debt Service Coverage Ratio of the Guarantor and (3) a report thereon of independent certified public accountants of recognized national standing selected by the Guarantor, shall state that such financial statements fairly present, in all material respects, the financial position of the Guarantor as of the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants may be provided on a consolidated basis with PureCycle Technologies, Inc.;”

(c)
Section 2.4(b)(viii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(viii) Distributions. The Company shall not make any distributions on any of its membership interests, including any license fees or management fees relating to the Project (other than those amounts due to PureCycle Technologies, Inc. pursuant to the Shared Services Agreement), prior to the first day of the Fiscal Year of the Company beginning January 1, 2027. Beginning with the first day of the Fiscal Year of the Company beginning January 1, 2027, the Company shall not make distributions on any of its membership interests, including any license fees or management fees relating to the Project (other than those amounts due to PureCycle Technologies, Inc. pursuant to the Shared Services Agreement), unless all of the following are met: (A) (I) the Senior Parity Coverage Requirement, (II) the Overall Coverage Requirement and

(III) the Days Cash on Hand Requirement are each satisfied with respect to the Fiscal Year prior to the date on which distributions are to be made; (B) no event has occurred and no condition exists which would constitute an Event of Default under the Bond Documents or the Project Documents or which, with the passage of time or with the giving of notice or both, would become such an Event of Default; (C) the Company has made all the required deposits, if any, to the Senior Bonds Debt Service Reserve Fund, the Subordinate Bonds Debt Service Reserve Fund, and the Repair and Replacement Fund; and (D) there shall remain, following any distribution, no less than 60 Days Cash on Hand. Notwithstanding anything to the contrary herein, contributions from any member of the Company or Affiliate of a member of the Company shall be excluded from any calculations made pursuant to this Section 2.4(b)(viii).”

(d)
Section 4.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“4.1 Outside Completion Date; Change Orders.

(a) The Company covenants and agrees to cause the Project to be completed by the Outside Completion Date, subject to force majeure provisions set forth in the next succeeding sentence. Notwithstanding the representation in the immediately preceding, if by reason of force majeure the Company shall be unable to complete construction by the Outside Completion Date and if Company shall give notice and full particulars of such force majeure in writing to the Trustee within a reasonable time after the occurrence of the event or cause relied upon, the obligation of the Company to complete the Project by the Outside Completion Date so far as the Company is affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of the Company’s obligation to complete the Project by the Outside Completion Date due to such force majeure as described in this Section 4.1 shall not be deemed an Event of Default under this Loan Agreement. Notwithstanding anything to the contrary in this Section 4.1, an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to fulfill any financial obligation required by this Loan Agreement, to obtain and continue in full force and effect the insurance required by Sections 6.3 and 6.4 hereof, to provide the indemnity required by Section 8.1 hereof and to comply with the provisions of Sections 2.2(e), 4.5, 6.7, 8.1 and 8.6 hereof. The term “force majeure” as used herein shall include, without limitation, acts of God, epidemics, pandemics, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, or any civil or military authority, insurrections, riots, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

(b) After the date of this Loan Agreement and prior to the Completion Date, the Company shall not initiate or consent to any single Change Order for more than $500,000 or multiple Change Orders in the aggregate of $1,000,000 at one time under the Project Documents unless the Company certifies (and the Construction Monitor confirms) that (i) such Change Order is reasonable and is consistent with sound engineering practice, (ii) such Change Order is not reasonably expected to result in a Material Adverse Effect, (iii) such Change Order is technically feasible, (iv) such Change Order is not expected to materially adversely affect the operation, reliability, value or remaining useful life of the Project, (v) the implementation of such Change Order is not expected to cause any delay in the Completion Date, except for Change Orders due to the force majeure events as described in the applicable Project Document and (vi) adequate funds are available to complete construction and to achieve the Completion Date, including any additional equity funds deposited by the Company with the Trustee for such purpose.”

(g) Section 10.1(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) The failure by the Company to observe and perform any covenants contained in Sections 2.4(a)(i), 2.4(a)(ii), 2.4(b)(iv), 2.4(b)(v), 2.4(b)(viii), 6.4, 8.8, 9.1, 9.2 hereof;”

Section 3.
Representations And Warranties Of Company Parties. In order to induce the Trustee to enter into this Sixth Supplemental Indenture, each Company Party hereby represents and warrants that:
(a)
Each Company Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in active status or good standing under the laws of its state of incorporation or formation, (ii) has the corporate or limited liability company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in active status or good standing as a foreign corporation or limited liability company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except with respect to this clause (iii) where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)
Each Company Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Sixth Supplemental Indenture and each of the other Financing Documents and Bond Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Sixth Supplemental Indenture and each other Financing Document and Bond Document to which a Company Party is a party has been duly executed and delivered by such Company Party, and is a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)
The execution, delivery, and performance of this Sixth Supplemental Indenture and each of the other Financing Documents and Bond Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable law, except where any such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Company Party or under any contract to which any Company Party is a party or by which any Company Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Company Party except Permitted Liens.
(d)
All of the representations and warranties of the Company Parties under this Sixth Supplemental Indenture and the other Financing Documents and Bond Documents (after giving effect to this Sixth Supplemental Indenture) are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there exists no Default or Event of Default, in each case after giving effect to this Sixth Supplemental Indenture.
Section 4.
Representations And Warranties Of Issuer. In order to induce the Trustee to enter into this Sixth Supplemental Indenture, the Issuer hereby represents and warrants that:
(a)
The Issuer is a port authority and body corporate and politic validly existing under the laws of the State.
(b)
The Issuer has the necessary power under the Act and has duly taken all action on its part required to execute and deliver this Sixth Supplemental Indenture, to undertake the transactions contemplated by this Sixth Supplemental Indenture and to carry out its obligations hereunder.
(c)
Neither the execution and delivery of this Sixth Supplemental Indenture, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Sixth Supplemental Indenture will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act or any restriction, agreement, instrument, order or judgment to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.
(d)
Pursuant to the Sixth Supplement Amending Resolution, the Issuer has duly authorized the execution and delivery of this Sixth Supplemental Indenture.
(e)
When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties hereto, this Sixth Supplemental Indenture shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms; provided, that the enforceability of this Sixth Supplemental Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.
(f)
To the best knowledge of the Issuer, as of this date, there is no action, suit or proceeding at law or in equity, pending or threatened against the Issuer to restrain or enjoin the execution and delivery of this Sixth Supplemental Indenture or in any way contesting the validity or affecting the power of the Issuer with respect to the documents or instruments executed by the Issuer in connection herewith or the existence of the Issuer or the power or the right of the Issuer to enter into this Sixth Supplemental Indenture.
(g)
The Sixth Supplement Amending Resolution was duly passed by the Issuer at a public meeting of the Board of Directors of the Issuer held in accordance with all applicable laws and at which a quorum was present and acting throughout, and the Sixth Supplement Amending Resolution remains in full force and effect and has not been repealed, amended, modified or superseded.
(h)
The Issuer has no knowledge of (i) any existing Event of Default under the Indenture, or (ii) any event, fact or circumstance that, with the passage of time, the giving of notice or both, could constitute an Event of Default under the Indenture.
Section 5.
Conditions Precedent To Effectiveness. This Sixth Supplemental Indenture shall be effective upon the satisfaction of each of the following conditions:
(a)
The Trustee shall have received (i) this Sixth Supplemental Indenture, duly executed by each of the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, and (ii) the Sixth Supplement Direction and Indemnity, duly executed by the Majority Holders.
(b)
The representations and warranties of the Company Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier), and there shall exist no Default or Event of Default, in each case after giving effect to this Sixth Supplemental Indenture (and the Trustee shall have received a certificate of an Authorized Representative of the Company, the Guarantor and the Pledgor certifying as to the matters set forth in this clause (b)).
(c)
The representations and warranties of the Issuer contained herein shall be true and correct in all material respects (and the Trustee shall have received a certificate of the Issuer certifying as to the matters set forth in this clause (c)).
(d)
The Trustee shall have received an Officer’s Certificate and opinion of Independent Counsel covering such matters as required pursuant to the Indenture and such other matters as are reasonably requested by the Trustee or the Majority Holders.
(e)
The Trustee shall have received a customary legal opinion of Locke Lord LLP, counsel to the Company Parties, in form and substance reasonably satisfactory to the Trustee and the Majority Holders.

(f)
The Company shall have reimbursed the Trustee for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP in connection with the review and execution of this Sixth Supplemental Indenture.
(g)
The Trustee shall have received a certificate of the secretary or assistant secretary of each of the Company, the Guarantor and the Pledgor, certifying (A) that attached thereto is a true and complete copy of each organizational document of such applicable party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such applicable party authorizing the execution, delivery and performance of this Sixth Supplemental Indenture and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Sixth Supplemental Indenture or any other document delivered in connection herewith on behalf of such applicable party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (g)).
(h)
The Trustee shall have received a certificate as to the good standing (to the extent such concept is legally recognized in the applicable jurisdiction) of each of the Company, the Guarantor and the Pledgor (in so-called “long-form” if available) as of a recent date, from the Secretary of State of the state of its organization.
(i)
The Trustee shall have received a certificate of the Issuer covering such matters as are reasonably requested by the Trustee or the Majority Holders.
Section 6.
Reference To And Effect Upon The Financing Documents.
(a)
Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents, and all rights of the Trustee and the Holders and all of the obligations of the Company Parties, shall remain in full force and effect. Each of the Company Parties hereby confirms that the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents are in full force and effect and that, as of the date hereof, no Company Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the obligations of the Company Parties pursuant to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents.
(b)
Except as expressly provided herein, the execution, delivery and effectiveness of this Sixth Supplemental Indenture shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the

Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Sixth Supplemental Indenture, and the other Financing Documents and Bond Documents, or (ii) amend, modify, or operate as a waiver of any provision of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents or any right, power, or remedy of the Trustee or any Holder.
(c)
From and after the date on which this Sixth Supplemental Indenture shall be effective, (i) all references to the Indenture, the Loan Agreement, or the Guaranty in any Financing Document or Bond Document, shall mean such agreement, as modified hereby, and (ii) the term “Financing Documents” or “Bond Documents” in the Indenture, the Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents shall include, without limitation, this Sixth Supplemental Indenture and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(d)
This Sixth Supplemental Indenture shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document.
Section 7.
Costs And Expenses. Notwithstanding anything to the contrary in the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents, the Company shall pay promptly after written demand therefor from and after the date of this Sixth Supplemental Indenture all reasonable and documented, out-of-pocket legal costs of the Trustee, in connection with the administration of the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents and any amendments, modifications or waivers thereof and in connection with the enforcement or protection of its rights in connection with the Indenture, Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents or in connection with the Bonds, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.
Section 8.
Issuer and Company Party Confirmations. Each of the Issuer and the Company Parties hereby confirm that all actions required to be taken by the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee pursuant to the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents have been taken in accordance with such documents. Each of the Issuer and the Company Parties confirm that entry into this Sixth Supplemental Indenture is permitted under the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents.
Section 9.
Reaffirmation. Except as expressly modified by this Sixth Supplemental Indenture, each of the Company Parties hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Trustee, and (y) in the case of the Guarantor, the guarantees made by it pursuant to the Guaranty, and (iii) acknowledges and agrees that the grants of security interests and Liens and other obligations and guarantees, as applicable, are, and shall remain, in full force and effect on and after the effective date of this Sixth Supplemental Indenture. Except as specifically modified herein, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents and the obligations of the Company Parties thereunder are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
Section 10.
Release. The Company, the Guarantor and the Pledgor (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Trustee, the Holders, and their respective investment advisors and Affiliates, and any of their and their investment advisors’ and Affiliates’ respective officers, directors, agents, employees, attorneys, consultants, or representatives, or any of the respective predecessors, successors or assigns of any of the foregoing (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity, which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Sixth Supplemental Indenture, the other Financing Documents or Bond Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including, but not limited to, any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Sixth Supplemental Indenture, or the other Financing Documents or Bond Documents, or (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Sixth Supplemental Indenture, or the other Financing Documents or Bond Documents or at law or in equity with respect to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Sixth Supplemental Indenture, or the other Financing Documents or Bond Documents.
Section 11.
Trustee. For the avoidance of doubt, with respect to all matters contained in this Sixth Supplemental Indenture, the Trustee shall have all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement, or any other Financing Document or Bond Document, and such rights, protections, indemnities and exculpations are hereby incorporated by reference herein.
Section 12.
GOVERNING LAW; Jurisdiction.
(a)
Governing Law. This Sixth Supplemental Indenture shall be governed exclusively by the applicable laws of the State of Ohio.
(b)
Jurisdiction. To the fullest extent permitted by applicable law, the parties hereto irrevocably submit to the jurisdiction of the United States District Court or the

United States Bankruptcy Court for the Southern District of Ohio or any State court located in Scioto County, Ohio or Lawrence County, Ohio, in any suit, action or proceeding based on or arising out of or relating to this Sixth Supplemental Indenture and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue in any such court. Any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the parties hereto and may be enforced in any courts to the jurisdiction of which each such party is subject by a suit upon such judgment; provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.
(c)
Waiver of Jury Trial. EACH OF THE COMPANY, THE ISSUER, THE HOLDERS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE, THE BONDS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.
Headings. Section headings in this Sixth Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Sixth Supplemental Indenture for any other purposes.
Section 14.
Severability. The illegality or unenforceability of any provision of this Sixth Supplemental Indenture or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Sixth Supplemental Indenture or any instrument or agreement required hereunder.
Section 15.
Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Sixth Supplemental Indenture or any other Financing Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ISSUER:
SOUTHERN OHIO PORT AUTHORITY By: /s/ Robert Horton Name: Robert Horton Title: Chair, Board of Directors COMPANY: PURECYCLE: OHIO LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Corporate Secretary
GUARANTOR: PURECYCLE TECHNOLOGIES LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Corporate Secretary PLEDGOR: PCTO HOLDCO LLC By: /s/ Brad S. Kalter Name: Brad S. Kalter Title: Corporate Secretary

[Signature Page to Sixth Supplemental Indenture]

TRUSTEE:
UMB BANK, N.A., as Trustee By: /s/ Michael G. Slade Name: Michael G. Slade Title: Executive Vice President

[Signature Page to Sixth Supplemental Indenture]